Exhibit B





                                                                  EXECUTION COPY



                                WARRANT AGREEMENT




                                     between





                              DISCOVERY ZONE, INC.






                                       and






                     BLOCKBUSTER DISCOVERY INVESTMENT, INC.








                            Dated as of May 24, 1995

                                TABLE OF CONTENTS


                                                                            Page


PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . .    1

1.   DEFINITIONS
           Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
           Blockbuster  . . . . . . . . . . . . . . . . . . . . . . . . . .    1
           BDI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
           Change of Control  . . . . . . . . . . . . . . . . . . . . . . .    2
           Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . .    2
           Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
           Current Market Price   . . . . . . . . . . . . . . . . . . . . .    3
           Effective Date   . . . . . . . . . . . . . . . . . . . . . . . .    3
           Exchange Act   . . . . . . . . . . . . . . . . . . . . . . . . .    3
           Excluded Offering  . . . . . . . . . . . . . . . . . . . . . . .    3
           Exercise Price   . . . . . . . . . . . . . . . . . . . . . . . .    4
           Expiration Date  . . . . . . . . . . . . . . . . . . . . . . . .    4
           Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           Management Services Agreement  . . . . . . . . . . . . . . . . .    4
           McDonald's Agreement   . . . . . . . . . . . . . . . . . . . . .    4
           McDonald's Corporation   . . . . . . . . . . . . . . . . . . . .    4
           Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           Piggyback Registration Rights  . . . . . . . . . . . . . . . . .    4
           Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . .    4
           Prospectus   . . . . . . . . . . . . . . . . . . . . . . . . . .    5
           Registrable Common Stock   . . . . . . . . . . . . . . . . . . .    5
           Registration Demand  . . . . . . . . . . . . . . . . . . . . . .    5
           Registration Rights  . . . . . . . . . . . . . . . . . . . . . .    5
           Registration Statement   . . . . . . . . . . . . . . . . . . . .    5
           Requesting Holders   . . . . . . . . . . . . . . . . . . . . . .    6
           SEC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
           Securities Act   . . . . . . . . . . . . . . . . . . . . . . . .    6
           Special Committee  . . . . . . . . . . . . . . . . . . . . . . .    6
           Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
           Triggering Event   . . . . . . . . . . . . . . . . . . . . . . .    6
           Underlying Preferred Stock   . . . . . . . . . . . . . . . . . .    6
           Warrant Certificates   . . . . . . . . . . . . . . . . . . . . .    6
           Warrants   . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

                                                                            Page


2.   ORIGINAL ISSUE OF WARRANTS
     2.1.  Form of Warrant Certificates . . . . . . . . . . . . . . . . . .    6
     2.2.  Execution and Delivery of Warrant Certificates . . . . . . . . .    7

3.   EXERCISE PRICE; EXERCISE AND WARRANTS GENERALLY
     3.1.  Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.2.  Exercise of Warrants . . . . . . . . . . . . . . . . . . . . . .    7
     3.3.  Expiration of Warrants . . . . . . . . . . . . . . . . . . . . .    7
     3.4.  Method of Exercise; Payment of Exercise Price  . . . . . . . . .    7

4.   REGISTRATION RIGHTS AND PROCEDURES
     4.1.  Demand Registration  . . . . . . . . . . . . . . . . . . . . . .    8
     4.2.  Piggyback Registration Rights  . . . . . . . . . . . . . . . . .   11
     4.3.  Company's Ability to Postpone Registration Rights  . . . . . . .   12
     4.4.  Holder Withdrawal Rights . . . . . . . . . . . . . . . . . . . .   13
     4.5.  Blackout Periods . . . . . . . . . . . . . . . . . . . . . . . .   13
     4.6.  Transferability  . . . . . . . . . . . . . . . . . . . . . . . .   13

5.   REGISTRATION PROCEDURES
     5.1.  Underwriting Agreement . . . . . . . . . . . . . . . . . . . . .   13
     5.2.  Registration Expenses  . . . . . . . . . . . . . . . . . . . . .   14

6.   BANKRUPTCY, DISSOLUTION, LIQUIDATION OR WINDING UP; CERTAIN
     TRANSACTIONS
     6.1.  Bankruptcy, Dissolution, Liquidation or Winding Up . . . . . . .   16
     6.2.  Certain Transactions . . . . . . . . . . . . . . . . . . . . . .   16

7.   ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

8.   RESTRICTIONS ON TRANSFER
           8.1  Stock Certificate Legend  . . . . . . . . . . . . . . . . .   16
           8.2  Restriction on Transfer   . . . . . . . . . . . . . . . . .   17
           8.3  Representation of BDI   . . . . . . . . . . . . . . . . . .   17

9.   WARRANT TRANSFERABILITY AND WARRANT TRANSFER BOOKS

                                                                            Page


10.  WARRANT HOLDERS
     10.1.  No Voting Rights  . . . . . . . . . . . . . . . . . . . . . . .   19
     10.2.  Right of Action . . . . . . . . . . . . . . . . . . . . . . . .   19

11.  COVENANTS OF THE COMPANY
     11.1.  Reservation of Preferred Stock for Issuance on Exercise of
           Warrants   . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     11.2.  Notice of Dividends . . . . . . . . . . . . . . . . . . . . . .   19

12.  MISCELLANEOUS
     12.1.  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . .   19
     12.2.  Surrender of Certificates . . . . . . . . . . . . . . . . . . .   20
     12.3.  Mutilated, Destroyed, Lost and Stolen Warrant Certificates  . .   20
     12.4.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     12.5.  Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . .   21
     12.6.  Persons Benefitting . . . . . . . . . . . . . . . . . . . . . .   21
     12.7.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .   21
     12.8.  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     12.9.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     12.10  Rights Under This Agreement . . . . . . . . . . . . . . . . . .   22

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22


EXHIBIT A  Form of Warrant Certificate  . . . . . . . . . . . . . . . . . .  A-1

                             WARRANT AGREEMENT


          WARRANT AGREEMENT dated as of May 24, 1995 between Discovery Zone, Inc., a Delaware corporation (the "Company"), and Blockbuster Discovery Investment, Inc., a Delaware corporation ("BDI").

          The Company proposes to issue and deliver its warrant certificates (the "Warrant Certificates") evidencing three classes of warrants (collectively, the "Warrants") to acquire, under certain circumstances, up to an aggregate of 473,463 shares of Series A Convertible Voting Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company, subject to adjustment, pursuant to a Management Services Agreement dated April 17, 1995 (the "Management Services Agreement") among the Company, Viacom Inc., a Delaware corporation ("Viacom"), and Blockbuster Entertainment Group ("Blockbuster"), a division of Viacom. The Warrants will be divided into three classes, Series A Warrants, Series B Warrants and Series C Warrants, each of which will be exercisable for up to 157,821 shares of Preferred Stock, subject to adjustment. Each Warrant will entitle the Holder thereof to purchase, subject to terms and conditions set forth herein, one share of the Preferred Stock at an exercise price of $249.00 per share for the Series A Warrants, $286.344 per share for the Series B Warrants and $343.608 per share for the Series C Warrants, in each case subject to adjustment.

          In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the Holders, each of the Company and BDI hereby agrees as follows:


1.   DEFINITIONS.

          As used in this Agreement, the following terms shall have the following meanings:

          Affiliate:  when used with reference to any Person, any other
          ---------
Person who, directly or indirectly, is in control of, is controlled by or is under common control with the former Person; and "control" (including the terms "controlling," "controlled by," or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          Blockbuster:  the meaning set forth in the preamble to this
          -----------
Agreement and its   successors and assigns.

          BDI:  the meaning set forth in the preamble to this Agreement and
          ---
its successors and assigns.

          Change of Control:  shall be deemed to have occurred at such time
          -----------------
as either of the following events shall occur:

          (i) There shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common equity of the continuing or surviving corporation immediately after such consolidation or merger; or

          (ii) There is a report filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this definition only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more (80% or more with respect to Viacom, its successors or any of its affiliates) of the voting power of the Common Stock then outstanding; provided, however, that a person shall not be deemed beneficial owner
     --------  -------
     of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's affiliates or associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on
     Schedule 13D (or any successor schedule) under the Exchange Act.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the Company, any subsidiary thereof, any employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary thereof, any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, or Donald F. Flynn or any person controlled by Donald F. Flynn filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 13D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of Common Stock, whether in excess of 50% or otherwise.

          Common Stock:  the Common Stock, par value $.01 per share, of the
          ------------
Company and any other capital stock of the Company into which such common stock may be converted, changed or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

          Company:  the meaning set forth in the preamble to this Agreement
          -------
and its successors and assigns.

          Current Market Price:   as of a particular date, the last
          --------------------
reported sales price at which a share of Common Stock shall have been sold regular way, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange or in the Nasdaq National Market System on which the shares of Common Stock are listed or to which such shares are admitted to trading, or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by Nasdaq or such other comparable system then in use, or the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. making a market in the Common Stock, selected from time to time by the Company for that purpose.

          Effective Date:  the effective date of this Agreement, which
          --------------
shall be the date the Management Service Agreement becomes effective in accordance with its terms.

          Exchange Act:  the Securities Exchange Act of 1934.
          ------------

          Excluded Offering:  (i) any registration of the Company's
          -----------------
securities to be issued pursuant to a stock option or employee benefit plan, (ii) a registration of the Company's securities to be issued to or for the benefit of, or resold by, the owners of one or more businesses, franchises, development or management rights or other assets to be acquired by the Company in consideration, in whole or in part, of such securities,
(iii) any registration in connection with the issuance by the Company of
(x) securities or rights convertible into or exchangeable for shares of Common Stock having a conversion or exchange premium at the time of initial offering of such securities or rights of at least 10% in excess of the then Current Market Price of the Common Stock or (y) warrants exercisable for shares of Common Stock having an exercise price at the time of the initial offering of such warrants of at least 50% in excess of the then Current Market Price of the Common Stock or (iv) any registration effected pursuant to the Company's shelf Registration Statement (Registration No. 33-85978) or any successor Registration Statement filed pursuant to the undertakings contained in Section 5 of the McDonald's Agreement or in the Registration Rights Agreement dated as of October 21, 1994, as amended and in effect on the date of this Agreement, between the Company, DKB, Inc., Kevin F. Flynn June, 1992 Non-Exempt Trust, Brian J. Flynn June, 1992 Non-Exempt Trust, Robert W. Flynn, James R. Gabbard, Antoinette Gagliardo, Keith J. Skibicki and Yvonne Y. Sperandeo.

          Exercise Price:  the meaning set forth in Section 3.1.
          --------------

          Expiration Date:  the fifth anniversary of the Effective Date;
          ---------------
provided that the Expiration Date of the Warrants shall be extended for an
--------
additional period or periods in the event and so long as the Management Services Agreement is continued for such period or periods after the initial term thereof; provided, however, that (i) with respect to the
                      --------  -------
Series A Warrants, the Expiration Date shall be the date the Management Services Agreement is terminated by (x) the Company because of a material breach by Blockbuster or (y) Blockbuster (other than a termination for a material breach by the Company), in each case only if such termination occurs prior to the first anniversary of the Effective Date, (ii) with respect to the Series B Warrants, the Expiration Date shall be the date the Management Services Agreement is terminated by (x) the Company because of a material breach by Blockbuster or (y) Blockbuster (other than a termination for a material breach by the Company), in each case only if such termination occurs prior to the second anniversary of the Effective Date and (iii) with respect to the Series C Warrants, the Expiration Date shall be the date the Management Services Agreement is terminated by (x) the Company because of a material breach by Blockbuster or (y) Blockbuster (other than a termination for a material breach by the Company), in each case only if such termination occurs prior to the third anniversary of the Effective Date.

          Holders:  from time to time, the registered holders of the
          -------
Warrants and, unless otherwise provided or indicated herein, shares of Underlying Preferred Stock and Registrable Common Stock.

          Management Services Agreement:  the meaning set forth in the
          -----------------------------
preamble to this Agreement.

          McDonald's Agreement:   Sale Restriction and Registration Rights
          --------------------
Agreement dated as of August 30, 1994 between the Company and McDonald's Corporation as in effect on the date of this Agreement.

          McDonald's Corporation:  McDonald's Corporation, a Delaware
          ----------------------
corporation, and its successors or assigns.

          Person:  any individual, corporation, partnership, joint venture,
          ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Piggyback Registration Rights:  the meaning set forth in
          -----------------------------
Section 4.2.

          Preferred Stock:  the meaning set forth in the preamble to this
          ---------------
Agreement.

          Prospectus:  the prospectus included in any Registration
          ----------
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          Registrable Common Stock:  all shares of Common Stock issuable or
          ------------------------
issued upon the conversion of shares of Preferred Stock; provided, however,
                                                         --------  -------
that particular shares of such Common Stock underlying the Preferred Stock shall cease to be Registrable Common Stock (i) when a registration statement covering the sale of such shares shall have been declared effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement; (ii) if, within a nine-month period, the Holder of such shares can sell all of its shares of Registrable Common Stock under Rule 144 (or any successor provision) under the Securities Act; provided, however, that this clause (ii) shall not
                    --------  -------
apply with respect to shares registered by a Registration Statement made pursuant to a Registration Demand except for purposes of determining whether the Holders of a majority of the shares of Registrable Common Stock have made a Registration Demand; (iii) if such shares shall have otherwise been transferred and new shares not subject to transfer restrictions under the Securities Act and not bearing any legend restricting further transfer shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer under the Securities Act shall exist; or (iv) if such shares shall have been transferred to a Person to whom Registration Rights may not be transferred as provided in Section 4.6.

          As used in Section 4, the number of shares of "Registrable Common Stock deemed outstanding" on a particular date shall be equal to the sum of
(i) the number of shares of Registrable Common Stock issuable upon the conversion of the Underlying Preferred Stock and not theretofore converted into Registrable Common Stock on such date, plus (ii) the number of shares of Registrable Common Stock outstanding on such date.

          Registration Demand:  the meaning set forth in Section 4.1.
          -------------------

          Registration Rights:  the rights of Holders set forth in
          -------------------
Sections 4.1 and 4.2 to have shares of Registrable Common Stock registered under the Securities Act for sale under one or more effective Registration Statements.

          Registration Statement:  any registration statement filed by the
          ----------------------
Company under the Securities Act that covers any of the Registrable Common Stock, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

          Requesting Holders:  Holders that have requested to participate
          ------------------
in an offering pursuant to Section 4.1 or 4.2.

          SEC:  the Securities and Exchange Commission.
          ---

          Securities Act:  the Securities Act of 1933.
          --------------

          Special Committee:  a special committee of the Board of
          -----------------
Directors, comprised of independent directors as such term is defined in Schedule D to the By-laws of the National Association of Securities Dealers, Inc., or any person or persons acting under the direction of such committee.

          Transaction:  any transaction, including, without limitation, a
          -----------
merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock, and excluding any transaction as to which Section 7 applies.

          Triggering Event:  any of the following:   (i) a Change of
          ----------------
Control or (ii) a sale of a sufficient number of shares of Common Stock such that Viacom beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act) shares of Common Stock constituting less than 20% of the total number of shares of Common Stock then outstanding.

          Underlying Preferred Stock:  the shares of Preferred Stock
          --------------------------
issuable or issued upon the exercise of the Warrants and any other capital stock of the Company into which such Preferred Stock may be converted, changed or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such Preferred Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

          Warrant Certificates:  the meaning set forth in the preamble to
          --------------------
this Agreement.

          Warrants:  the meaning set forth in the preamble to this
          --------
Agreement.

          Certain terms, used principally in Sections 4 and 5, are defined in those Sections.


2.   ORIGINAL ISSUE OF WARRANTS.

          2.1.  Form of Warrant Certificates.  The Warrant Certificates
                ----------------------------
shall be in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the Effective Date and may have such legends and endorsements thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this

Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or to conform to usage.

          2.2.  Execution and Delivery of Warrant Certificates.  The
                ----------------------------------------------
Warrant Certificates shall evidence 157,821 Series A Warrants, 157,821 Series B Warrants and 157,821 Series C Warrants, and shall be executed, on or before the Effective Date, by the Company and delivered to BDI on the Effective Date. The Warrant Certificates shall be manually executed on behalf of the Company by its Chief Executive Officer, President or any Vice President. In case the Chief Executive Officer, President or any Vice President of the Company who shall have signed any of the Warrant Certificates shall thereafter cease to be an officer of the Company, such Warrant Certificates shall, nevertheless, have the same force and effect as though such Person had not ceased to be an officer of the Company.


3.   EXERCISE PRICE; EXERCISE AND WARRANTS GENERALLY.

          3.1.  Exercise Price.  Each Warrant Certificate shall entitle the
                --------------
Holder thereof, subject to the provisions of this Agreement, to purchase one share of Preferred Stock for each Warrant represented thereby at an exercise price (the "Exercise Price") of, in the case of the Series A Warrants, $249.000 per preferred share, in the case of the Series B Warrants, $286.344 per preferred share and, in the case of the Series C Warrants, $343.608 per preferred share, in each case subject to adjustment as herein provided.

          3.2.  Exercise of Warrants.  Subject to the terms and conditions
                --------------------
set forth herein, the Warrants shall be exercisable at any time or from time to time on or after the earlier of (a) December 16, 1998 and (b) the occurrence of a Triggering Event, and on or prior to the Expiration Date; provided, however, that in no event shall the Warrants be exercisable prior
--------  -------
to (x) with respect to the Series A Warrants, the first anniversary of the Effective Date, (y) with respect to the Series B Warrants, the second anniversary of the Effective Date and (z) with respect to the Series C Warrants, the third anniversary of the Effective Date; provided further,
                                                       -------- -------
however, that to the extent approval by the holders of shares of Common
-------
Stock to exercise any portion of the Series A Warrants is required under the rules and regulations of the National Association of Securities Dealers, Inc., such Warrants will not become exercisable unless and until such approval is obtained.

          3.3.  Expiration of Warrants.  Each series of Warrants shall
                ----------------------
terminate and become void as of the close of business on its respective Expiration Date.

          3.4.  Method of Exercise; Payment of Exercise Price.  In order to
                ---------------------------------------------
exercise a Warrant, a Holder must surrender the Warrant Certificate evidencing such Warrant to the Company, with one of the forms on the reverse of or attached to the Warrant Certificate duly executed, together with payment in full of the Exercise Price then in effect for the share of

Underlying Preferred Stock as to which such Warrant is submitted for exercise. Any such payment of the Exercise Price shall be by certified or official bank check or checks payable in New York Clearing House or similar next-day funds payable to the order of the Company.

          If fewer than all the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall be executed by the Company. Subject to the transfer restrictions set forth in Section 8, the Company shall register such new Warrant Certificate in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to such Person or Persons entitled to receive the same.

          Upon surrender of a Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any shares (including fractions thereof) of Underlying Preferred Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same.


4.   REGISTRATION RIGHTS AND PROCEDURES.

          4.1.  Demand Registration.  (a) The Holders of at least a
                -------------------
majority of the shares of Registrable Common Stock then deemed outstanding shall have the right to request in writing that the Company effect a registration of such Holders' Registrable Common Stock pursuant to the provisions of this Section 4.1 (a "Registration Demand"), provided,
                                                          --------
however, that the Company shall not be obligated to file a Registration
-------
Statement relating to any Registration Demand unless the number of shares of Registrable Common Stock proposed to be registered pursuant to such Registration Demand have an aggregate Current Market Price equal to at least $25,000,000. Subject to Sections 4.1(l) and 4.3(b), the Company shall not be obligated to honor more than one Registration Demand pursuant to this Agreement. The Registration Demand shall specify the number of shares of Registrable Common Stock that each such Holder proposes to sell in the offering and the intended method of distribution thereof.

          (b) Upon receipt of a Registration Demand, the Company shall give written notice thereof to all the other Holders of Registrable Common Stock then deemed outstanding at least 30 days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other Holders shall have the right, within 20 days after the delivery of such notice, to request that the Company include all or a portion of such Holder's Registrable Common Stock in such Registration Statement.

          (c) Subject to Sections 4.1(j), 4.1(k) and 4.1(l), as promptly as practicable and in no event later than 90 days after the Company receives a Registration Demand, the Company shall file with the SEC a Registration Statement, on any form that shall be available and appropriate for the sale of the Registrable Common Stock in accordance with the intended method of distribution thereof. The Company shall include in such Registration Statement all of the Registrable Common Stock of such requesting Holders that such Holders have requested to be included therein pursuant to Sections 4.1(a) and 4.1(b); provided, however, that, if the
                                        --------  -------
requested registration involves an underwritten offering, (i) the Registrable Common Stock to be registered may be reduced if the managing underwriter delivers a Cutback Notice pursuant to Section 4.1(g) or 4.1(h) and (ii) the filing of such Registration Statement may be delayed pursuant to Section 4.1(l).

          (d) The Company shall use its best efforts to cause each such Registration Statement to be declared effective and to keep such Registration Statement continuously effective and usable for resale of such Registrable Common Stock for a period of 90 days from the date on which the SEC declares such Registration Statement effective or such shorter period as is necessary to complete the distribution of the securities registered thereunder.

          (e) The Holders of a majority of the shares of Registrable Common Stock to be included in any registration requested pursuant to a Registration Demand shall determine the method of distribution of such shares.

          (f) If a Registration Demand involves an underwritten offering, the Holders of at least a majority of the Registrable Common Stock to be included in such underwritten offering shall have the right to select the managing underwriter for such offering; provided that such managing
                                        --------
underwriter shall be reasonably satisfactory to the Company.

          (g) If the proposed offering only includes shares of Registrable Common Stock to be offered for the account of requesting Holders pursuant to a Registration Demand, the provisions of this Section 4.1(g) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its good faith opinion, the number of shares of Registrable Common Stock that the Holders have requested to be sold exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without materially and adversely affecting the price, timing or distribution of the Registrable Common Stock being distributed. If the managing underwriter delivers such Cutback Notice, the number of shares of Registrable Common Stock entitled to be included in such

Registration Statement shall be allocated among requesting Holders, in proportion to the respective number of shares of Registrable Common Stock that each Holder owns of record.

          (h) In the event that the proposed offering is an underwritten offering and includes shares of Common Stock to be offered for the account of selling stockholders, whether or not such selling stockholders have the right to include shares in such offering (the "Other Demand Shares"), plus securities to be offered for the account of the Company (the "Company Demand Shares"), the provisions of this Section 4.1(h) shall be applicable if the managing underwriter delivers a written notice (a "Cutback Notice") stating that, in its good faith opinion, the aggregate number of shares of Registrable Common Stock, plus the Other Demand Shares and the Company Demand Shares proposed to be sold therein, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without materially and adversely affecting the price, timing or distribution of the Common Stock being distributed. If the managing underwriter delivers such a Cutback Notice, (i) selling stockholders who have the right, pursuant to a written agreement entered into with the Company prior to April 17, 1995 (a "Preexisting Agreement"), to include their Other Demand Shares in the proposed offering prior to the requesting Holders shall first be entitled to include their Other Demand Shares in such offering, (ii) then the requesting Holders, and other selling stockholders who have the right, pursuant to a Preexisting Agreement, to include their Other Demand Shares on a pro rata basis with the Registrable Common Stock, shall be entitled to include in such offering the Registrable Common Stock such requesting Holders desire to sell therein and such Other Demand Shares (allocated in accordance with such Preexisting Agreement and thereafter allocated among the requesting Holders and such other selling stockholders in proportion to the respective numbers of shares of Registrable Common Stock and such Other Demand Shares owned of record) and (iii) then the Company and any other selling stockholders shall be entitled to participate in such offering in the proportions that they shall have agreed to. The Company represents that the McDonald's Agreement is the only Preexisting Agreement to which the Company is a party providing for registration rights that would affect the Holders' rights to include Registrable Common Stock in a Registration Statement pursuant to a Registration Demand and the Company agrees that it shall not grant any Person registration rights that entitle such Person to register its shares of Common Stock prior to or on a pro rata basis with the Holders of Registrable Common Stock in a Registration Statement pursuant to a Registration Demand.

          (i) The underwriting agreement relating to the Registration Demand shall provide that each requesting Holder shall have the right to sell either its Warrants, its Preferred Stock or its Registrable Common Stock to the underwriters, subject, in the case of the Warrants, to payment by such Holder to the underwriters of the exercise price thereof.

          (j) No Registration Demand may be made until the expiration of a 180-day period after the effective date of any Registration Statement as to which the Holders of Registrable Common Stock could have exercised Piggyback Registration Rights.

          (k) The Registration Demand may not be made for a Registration Statement to be filed pursuant to Rule 415 (or any successor rule) under the Securities Act.

          (l) In the event that the Registration Demand is for an underwritten offering, the provisions of this Section 4.1(l) shall be applicable if prior to the time of such Registration Demand (i) the Company has in good faith commenced the preparation of a registration statement for an underwritten offering of its securities (the "Company Offering") and
(ii) the managing underwriter delivers a written opinion (a "Transaction Deferral Opinion") to the requesting Holders stating, in its good faith opinion, that the proposed offering pursuant to the Registration Demand will materially and adversely affect the Company Offering. In such case, the Company will be permitted to defer the filing of the Registration Statement pursuant to the Registration Demand until the earliest of (a) the abandonment of the Company Offering, (b) 60 days after receipt by the requesting Holders of the Transaction Deferral Opinion (unless the Company Offering has become effective on or prior to such 60th day) and (c) if the Company Offering has commenced on or prior to such 60th day, 90 days after the effective date of the Company Offering (or such shorter period as may be requested by the managing underwriter for the Company Offering). The Company will not be permitted to defer a Registration Demand pursuant to this Section 4.1(l) more than once in any 12-month period. If the Company defers any registration statement pursuant to this Section 4.1(l) and the requesting Holders determine not to proceed with such registration on or prior to the end of the permitted deferral period, the Holders' one Registration Demand will be reinstated.

          4.2.  Piggyback Registration Rights.  (a)  The Company shall give
                -----------------------------
written notice to all the Holders of exercisable Warrants, Preferred Stock or Registrable Common Stock at least 10 business days prior to a filing of a Registration Statement relating to an offering of its securities other than an Excluded Offering. Each such Holder shall have the right, within 5 business days after delivery of such notice, to request in writing that the Company include all or a portion of such Holder's Registrable Common Stock in such Registration Statement ("Piggyback Registration Rights"); provided
                                                                  --------
that, in the case of an underwritten offering, such Holder may not include Registrable Common Stock if (i) the Common Stock (or, if the Common Stock at the time in question consists of more than one class or series of capital stock, Common Stock of the same class or series as the Registrable Common Stock proposed to be registered) is not otherwise being registered and sold in such offering and (ii) the managing underwriter for such offering determines that the inclusion of the Registrable Common Stock would materially and adversely affect such offering.

          (b) In the event that the proposed offering is an underwritten offering, the provisions of this Section 4.2(b) shall be applicable if the managing underwriter delivers a written Cutback Notice stating that, in its good faith opinion, the aggregate number of shares of Registrable Common Stock, plus the other securities proposed to be sold in such offering, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without materially and adversely affecting the price, timing or distribution of the securities being distributed. If the managing underwriter delivers such Cutback Notice, the securities to be included in such offering shall be determined according to the following priority: first, all securities the Company or the other Person or Persons initiating such offering proposes to sell for its own account; second, the shares of Registrable Common Stock such requesting Holders desire to sell therein and the securities desired to be sold by selling stockholders who have the right, pursuant to a Preexisting Agreement, to include such securities in such offering on a pro rata basis with such Registrable Common Stock (allocated in accordance with such Preexisting Agreement and thereafter allocated among the requesting Holders and such selling stockholders in proportion to the respective numbers of shares of Registrable Common Stock and such securities owned of record); and third, any securities proposed to be sold by other selling stockholders.

          (c) If at any time after giving written notice of its intention to register any securities as to which the Holders shall have the rights provided in this Section 4.2 and prior to the effective date of the Registration Statement with respect thereto, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Common Stock in connection with such registration and (ii) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Common Stock requested to be included in such registration for the same period as the delay in registering the other securities proposed to be registered by the Company, but, in either such case, without prejudice to the rights of the Holders under Section 4.1.

          4.3.  Company's Ability to Postpone Registration Rights.
                -------------------------------------------------
(a) The Company shall have the right to postpone the filing of any Registration Statement relating to a Registration Demand for a reasonable period of time of not more than 90 days in any 365-day period if it has been advised by legal counsel for the Company that: (i) the Company would be required to disclose in such Registration Statement information not otherwise then required by law to be publicly disclosed and (ii) the Company has a bona fide business reason for preserving such information as confidential and disclosure of such information would have a material adverse effect on the Company (as reasonably determined in good faith by the Company).

          (b) If the Company postpones any registration statement pursuant to Section 4.3(a) and the requesting Holders determine not to proceed with such registration on or prior to the end of such deferral period, the Holders' one Registration Demand will be reinstated.

          (c) The Company shall as promptly as practicable notify the requesting Holders of any postponement pursuant to this Section 4.3.

          4.4.  Holder Withdrawal Rights.  The Company shall withdraw from
                ------------------------
registration any Registrable Common Stock on request of a requesting Holder, but such Holder shall remain liable for its share of expenses incurred prior to such withdrawal pursuant to Section 5.2.

          4.5.  Blackout Periods.  (a)  If requested by the managing
                ----------------
underwriter of an offering by the Company of its securities, the Holders of Registrable Common Stock having Registration Rights shall agree not to sell any Registrable Common Stock or other Common Stock held by them, during the 30 days prior to and the 90 days after the effectiveness of the registration statement for such offering (or such shorter period as requested by such managing underwriter), except for sales as part of such offering and private sales.

          (b) If requested by the managing underwriter for any offering pursuant to Section 4.1, the Company will agree not to sell any Common Stock, or securities exercisable or exchangeable for or convertible into Common Stock, subject to customary exceptions, for 90 days after the effective date of the Registration Statement filed pursuant to Section 4.1.

          4.6.  Transferability.  Holders may transfer Registration Rights
                ---------------
granted hereunder to any transferee of Warrants, Preferred Stock or Registrable Common Stock if at least 25% of the number of shares of Registrable Common Stock represented by the Warrants on the date hereof are being transferred. On or before a transfer of Registration Rights pursuant to this Section 4.6, the Holder proposing to transfer such Registration Rights shall deliver to the Company a written notice stating the name and address of the proposed transferee and identifying the number of shares of Registrable Common Stock with respect to which the rights under this Agreement are being transferred as permitted herein. Any person to whom Registration Rights are granted hereunder shall agree in writing to be bound by the terms of this Agreement.


5.   REGISTRATION PROCEDURES.

          5.1.  Underwriting Agreement.  (a) In connection with a
                ----------------------
registration of an underwritten public offering pursuant to Section 4.1, the Company shall, if requested by the underwriters of such offering, enter into an underwriting agreement with such underwriters, containing terms and provisions customarily contained in underwriting agreements for secondary distributions, except the Company shall not be required, in entering into any such underwriting agreement, to agree to any terms providing for contribution to underwriters, selling stockholders or any other Person.

          (b) In connection with a registration of an underwritten public offering pursuant to Section 4.2, the Company may require that any Registrable Common Stock to be included in such offering be included on the same terms and conditions as shall be applicable to other securities being sold by the underwriters in such offering, including entering into an underwriting agreement with such underwriters containing terms and conditions applicable to the requesting Holders that are customarily contained in underwriting agreements for secondary distributions.

          5.2.  Registration Expenses.  (a)  The Company will pay and bear
                ---------------------
all costs and expenses incident to the performance of its obligations under this Agreement with respect to a registration pursuant to Section 4.1 so long as such registration under the Securities Act can be filed on Form S-3 (or any successor form). Such costs and expenses include:

          (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the selling holders or the underwriters or agents, as the case may be;

          (ii) the preparation, printing and distribution of any underwriting or agency agreement, certificates representing the registered securities, any Blue Sky Survey and other documents relating to the performance by the Company of and compliance by the Company with this Agreement;

          (iii) the fees and disbursements of the Company's counsel and accountants, provided that the Company's accountants shall not be required to perform any audit activities other than in connection with providing a customary comfort letter;

          (iv) the fees and disbursements of the underwriters or agents customarily paid by issuers of securities in connection with secondary distributions and the reasonable fees and expenses of any special experts retained in connection with the Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any;

          (v) the qualification of the registered securities under applicable state securities or Blue Sky laws and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the selling holders and the underwriters or agents, as the case may be, in connection with such qualification, filing or review and in connection with the preparation of any Blue Sky Survey; and

          (vi) all fees and expenses incurred in connection with the listing or admission to trading, if any, of any of the registered securities on any securities exchange or computerized trading system, including the Nasdaq National Market System, on which the Common Stock is then listed or traded.

          (b)       With respect to each registration pursuant to
Section 4.1 that cannot be filed on Form S-3 (or any successor form), the Company and the requesting Holders will each pay and bear 50% of the costs and expenses enumerated in Section 5.1(a) incident to the performance of the Company's obligations under this Agreement. If, in connection with a registration pursuant to Section 4.1, the Company's independent public accountants are required to perform any audit activities other than in connection with providing a customary comfort letter and other than any audit activities that would otherwise be performed for the Company on or about such time in the ordinary course of its business, the Company and the requesting Holders will each pay and bear 50% of the costs and expenses of such accountants incident to such additional audit activities. The Company shall be entitled to allocate such costs pro rata based on the number of shares being registered.

          (c) The requesting Holders will bear their own internal expenses with respect to any registration pursuant to Section 4.1, including the payment of any fees and disbursements of any legal counsel, investment banker, accountant or other professional advisor retained by such Holders. The requesting Holders will pay their pro rata share of (i) any underwriting discounts, selling concessions or commissions payable to underwriters or agents in connection with such registration and (ii) any stock transfer taxes payable upon the sale of securities sold pursuant to such registration (collectively, the fees and expenses described in subclauses (i) and (ii) above are hereinafter referred to as "Selling Expenses").

          (d) The Company will be responsible for its own internal expenses with respect to any registration pursuant to Section 4.1.

          (e) With respect to each registration pursuant to Section 4.2, the Company will pay all of the costs and expenses enumerated in Section 5.1(a), except the requesting Holders' pro rata share of Selling Expenses.

          (f) Notwithstanding anything to the contrary set forth herein, the requesting Holders shall not be responsible for the payment or reimbursement of any fees, expenses or any other costs arising out of or in connection with the registration, offering or sale of securities by the Company for its own account or any other securityholders of the Company.

6.   BANKRUPTCY, DISSOLUTION, LIQUIDATION OR WINDING UP; CERTAIN
     TRANSACTIONS.

          6.1.  Bankruptcy, Dissolution, Liquidation or Winding Up.  If
                --------------------------------------------------
prior to the Expiration Date a voluntary or involuntary case or proceeding by or against the Company is commenced under any bankruptcy, insolvency or similar law or the stockholders of the Company approve the dissolution, liquidation or winding up of the Company, the Company shall give written notice thereof to the Holders of Warrants and Preferred Stock, at the earliest practicable time but in no event (x) in the case of any involuntary bankruptcy or insolvency proceeding, more than 20 days after the date on which such proceeding was instituted and (y) in the case of any voluntary bankruptcy or insolvency proceeding or any proposed dissolution, liquidation or winding up of the affairs of the Company, less than 20 days prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction.

          6.2.  Certain Transactions. The Company shall not be a party to
                --------------------
any Transaction and it shall not consent or agree to the occurrence of any Transaction unless the terms of such Transaction provide that each Warrant that is outstanding after the consummation of such Transaction shall thereafter be exercisable for preferred stock of the surviving corporation, having substantially the same terms as the Preferred Stock and the surviving corporation shall have complied with the terms and conditions set forth in Section (6) of the Certificate of Designations for the Preferred Stock. The provisions of this Section 6.2 shall similarly apply to successive Transactions.


7.   ADJUSTMENTS.

          In case the Company shall take any action affecting the Preferred Stock that would materially affect the conversion rights of the Holders of Warrants, the Exercise Price and the number of shares of Preferred Stock issuable upon exercise of the Warrants shall be adjusted to the extent permitted by law in such manner and at such time as the Special Committee in good faith may determine to be equitable under the circumstances.

8.   RESTRICTIONS ON TRANSFER.

          8.1  Stock Certificate Legend.  A copy of this Agreement shall be
               ------------------------
filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Underlying Preferred Stock and Registrable Common Stock shall bear the following legends:

          First Legend:
          ------------

               "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred in the absence of such registration or pursuant to an exemption therefrom under the Act or if the Act does not apply."

          Second Legend:
          -------------

               "The shares evidenced by this certificate may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred (collectively, a "Transfer") unless and until such Transfer complies with the Warrant Agreement, dated as of May 24, 1995, a copy of which is on file at the office of the issuer."

          The Company shall remove the First Legend from a share certificate or issue to the Holder thereof a new certificate therefor free of the First Legend at such time as the First Legend shall no longer apply to the shares evidenced by such certificate.

          8.2  Restriction on Transfer.  None of the Warrants, the
               -----------------------
Underlying Preferred Stock and the Registrable Common Stock shall be sold, assigned, pledged, hypothecated or otherwise transferred except (i) pursuant to an effective registration statement, (ii) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act,
(iii) pursuant to another exemption from the registration requirements of the Securities Act (if available) or (iv) in a transaction to which the registration requirements of the Securities Act do not apply. In the case of clause (ii) above, the transferee shall represent and warrant that it is purchasing the shares for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon such transferee's foregoing representations in order to claim the exemption from registration provided by Rule 144A. In the case of clauses (iii) or (iv) above, prior to such transfer, the transferring Holder shall furnish to the Company such certificates, legal opinions or other information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the Securities Act or state securities or Blue Sky laws.

          8.3  Representation of BDI.  BDI represents that it is acquiring
               ---------------------
the Warrants for its own account and not with a view to the distribution of the Warrants or the Underlying Preferred Stock or Registrable Common Stock (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States, but subject, nevertheless, to the disposition of its property being at all times within its control. BDI understands that the Warrants and the Underlying Preferred Stock and the Registrable Common Stock have not been, and will not be (except as provided in this Agreement), registered under the Securities Act.


9.   WARRANT TRANSFERABILITY AND WARRANT TRANSFER BOOKS.

          The Warrant Certificates shall not be transferred to any Person other than Viacom or any of its Affiliates.

          The Warrant Certificates shall be issued in registered form only. The Company shall keep a register at its executive offices in which the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

          Warrant Certificates may be exchanged at such office upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute the Warrant Certificates that the Holder making the exchange is entitled to receive.

          All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

          Every Warrant Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

          When a Warrant Certificate shall have been duly endorsed, the Holder thereof may be treated by the Company and all other persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company, any notice to the contrary notwithstanding; but until such transfer on such register, the Company may treat the registered Holder thereof as the owner for all purposes.

10.  WARRANT HOLDERS.

          10.1.  No Voting Rights.  Prior to the exercise of the Warrants,
                 ----------------
no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

          10.2.  Right of Action.  All rights of action in respect of this
                 ---------------
Agreement are vested in the Holders, and any Holder may, in such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, convert or exchange, register or sell such Holder's securities in the manner provided in this Agreement.


11.  COVENANTS OF THE COMPANY.

          11.1.  Reservation of Preferred Stock for Issuance on Exercise of
                 ----------------------------------------------------------
Warrants.  The Company covenants that it will at all times reserve and keep
--------
available, free from pre-emptive rights, out of its authorized but unissued Preferred Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, such number of shares of Preferred Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Preferred Stock which shall be so issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

          11.2.  Notice of Dividends.  At any time when the Company
                 -------------------
declares any dividend on its Preferred Stock or Common Stock, it shall give notice to the Holders of all the then outstanding Warrants of any such declaration not less than 50 days prior to the related record date for payment of the dividend so declared.


12.  MISCELLANEOUS.

          12.1.  Payment of Taxes.  The Company shall pay all federal and
                 ----------------
state transfer taxes and other similar governmental charges that may be imposed in respect of the issuance and delivery of the Warrants or any securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the transfer or delivery of the Warrants to a Person other than, or the issue of any certificate for shares of Preferred Stock or other securities underlying the Warrants or payment of cash to any Person other than, the Holder of a Warrant Certificate surrendered upon the exchange, transfer or exercise of a Warrant, and in case of such transfer or exercise, the Company shall not be required to issue any preferred stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

          12.2.  Surrender of Certificates.  Any Warrant Certificate
                 -------------------------
surrendered for exchange, transfer or exercise shall be delivered to the Company and shall be promptly cancelled by the Company and shall not be reissued by the Company. The Company shall destroy such cancelled Warrant Certificates.

          12.3.  Mutilated, Destroyed, Lost and Stolen Warrant
                 ---------------------------------------------
Certificates.  If any mutilated Warrant Certificate is surrendered to the
------------
Company and it receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

          Upon the issuance of any new Warrant Certificate under this
Section 12.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith.

          Every new Warrant Certificate executed and delivered pursuant to this Section 12.3 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

          The provisions of this Section 12.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

          12.4.  Notices.  (a)  Except as otherwise provided in
                 -------
Section 12.4(b), any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to any Holder at such Holder's address shown on the register of the Company and to the Company as follows:

If to the Company:  Discovery Zone, Inc.
                    205 North Michigan Avenue, Suite 3400
                    Chicago, Illinois  60601
                    Attention:  General Counsel

If to BDI:          c/o Blockbuster Entertainment Group
                    One Blockbuster Plaza
                    Fort Lauderdale, Florida 33301
                    Attention:  General Counsel

                    with a copy to:

                    Viacom Inc.
                    1515 Broadway
                    New York, New York  10036
                    Attention:  General Counsel

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

          (b) Any notice required to be given by the Company to the Holders pursuant to Section 4.1, 4.2, 4.3, 6.1 or 6.2 shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

          12.5.  Applicable Law.  This Agreement and each Warrant issued
                 --------------
hereunder and all rights arising hereunder shall be governed by the laws of the State of Delaware.

          12.6.  Persons Benefitting.  This Agreement shall be binding upon
                 -------------------
and inure to the benefit of the parties hereto, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the parties hereto and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.

          12.7.  Counterparts.  This Agreement may be executed in any
                 ------------
number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

          12.8.  Amendments.  This Agreement may not be amended except by a
                 ----------
written instrument signed by both of the parties hereto.

          12.9.  Headings.  The descriptive headings of the several
                 --------
Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

          12.10  Rights Under This Agreement.  The rights and duties of the
                 ---------------------------
Company under this Agreement shall be exercised by a Special Committee.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   DISCOVERY ZONE, INC.


                                   By:
                                        -----------------------------------
                                      Name:
                                      Title:


                                   BLOCKBUSTER DISCOVERY
                                   INVESTMENT, INC.


                                   By:
                                        -----------------------------------
                                      Name:
                                      Title:

                                                                  Exhibit A

                        FORM OF WARRANT CERTIFICATE

                THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, OR SUCH ACT DOES NOT APPLY.

                    WARRANTS TO PURCHASE PREFERRED STOCK
                          OF DISCOVERY ZONE, INC.


No. ______  Certificate for _____ [Series A] [Series B] [Series C] Warrants


          This certifies that ____________________, or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Discovery Zone, Inc., a Delaware corporation (the "Company"), one (1) share of Preferred Stock, par value $.01 per share, of the Company ("Preferred Stock"), at the exercise price (the "Exercise Price") of [$249.000 per preferred share -- the Series A Warrants] [$286.344 per preferred share -- the Series B Warrants] [$343.608 per preferred share -- the Series C Warrants], subject to adjustment upon the occurrence of certain events.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of May 24, 1995 (the "Warrant Agreement"; all terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement) between the Company and Blockbuster Discovery Investment, Inc., and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company and the Holders of the Warrants.

          This Warrant Certificate shall terminate and become void on the fifth anniversary of the Effective Date; provided that the Expiration Date
                                         --------
of the Warrants shall be extended for additional period or periods in the event and so long as the Management

Services Agreement described in the Warrant Agreement is continued for such period or periods after the initial term thereof; provided further that
                                                  -------- -------
this Warrant Certificate may terminate and become void under certain circumstances in connection with the termination of such Management Services Agreement.

          As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants evidenced hereby shall be exercisable at any time or from time to time on or after the earlier of (a) December 16, 1998 and (b) the occurrence of a Triggering Event, and on or prior to the Expiration Date, provided, however, that in no event shall the
                              --------  -------
Warrants be exercisable prior to [with respect to the Series A Warrants-- the first anniversary of the Effective Date] [with respect to the Series B Warrants--the second anniversary of the Effective Date] [with respect to the Series C Warrants--the third anniversary of the Effective Date] [; provided further, however, that to the extent approval by the holders of
-------- -------  -------
shares of Common Stock to exercise any portion of the Series A Warrants is required under the rules and regulations of the National Association of Securities Dealers, Inc., such Warrants will not become exercisable unless and until such approval is obtained -- Series A Warrant Certificate only].

          The Exercise Prices per share of Preferred Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

          All shares of Preferred Stock issuable by the Company upon the exercise of Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

          In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate to the Company, with the Exercise Subscription Form duly executed by the Holder hereof, together with any required payment in full of the Exercise Price then in effect for the share(s) of Underlying Preferred Stock as to which the Warrant(s) represented by this Warrant Certificate are submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the Exercise Price shall be by certified or official bank check payable or checks payable in New York Clearing House or similar next-day funds payable to the order of the Company.

          The Company shall pay all federal and state transfer taxes and other similar governmental charges that may be imposed in respect of the issuance or delivery of the Warrants or any securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the transfer or delivery of the Warrants to a Person other than, or the issue of any certificate for shares of Preferred Stock or other securities underlying the Warrants or payment of cash to any Person other than, the Holder of a Warrant Certificate surrendered upon the exchange, transfer or exercise of a Warrant, and in case of such transfer or exercise, the Company shall not be required to issue any preferred stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

          This Warrant Certificate is not transferrable to any Person other than Viacom or any of its Affiliates. This Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, only on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the executive offices of the Company duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

          No service charge shall be made for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that when this Warrant Certificate shall have been endorsed, the holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company, any notice to the contrary notwithstanding, but until such transfer on such register, the Company may treat the registered Holder hereof as the owner for all purposes.

          This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.



Dated:


                                   DISCOVERY ZONE, INC.


                                   By:
                                      -----------------------------------
                                      Name
                                      Title:

                         EXERCISE SUBSCRIPTION FORM

               (To be executed only upon exercise of Warrant)


To:  Discovery Zone, Inc.

          The undersigned irrevocably exercises _______________ of the [Series A] [Series B] [Series C] Warrants for the purchase of one (1) share (subject to adjustment) of Preferred Stock, par value $.01 per share, of Discovery Zone, Inc., for each [Series A] [Series B] [Series C] Warrant represented by the Warrant Certificate and herewith makes payment of $__________ (such payment being by certified or official bank check payable to the order of Discovery Zone, Inc.), all at the Exercise Price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Discovery Zone, Inc. and directs that the shares of Preferred Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date:

                                                                        (1)
                                   -------------------------------------
                                   (Signature of Owner)


                                   ----------------------------------------
                                   (Street Address)


                                   ----------------------------------------
                                   (City)         (State)        (Zip Code)



--------------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Securities and/or check to be issued to:

     Please insert identifying number:

     Name:

     Street Address:

     City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:


     Please insert identifying number:


     Name:


     Street Address:


     City, State and Zip Code:

                              FORM OF ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

 Name(s) of
 Assignee(s)                   Address             No. of Warrants
 -----------                   -------             ---------------




 Please insert social security or other identifying number of Assignee(s).


 and does hereby irrevocably constitute and appoint                      the
 undersigned's attorney to make such transfer on the books of maintained for the purposes, with full power of substitution in the premises.


                                                                         (1)
                                    -------------------------------------
                                    (Signature of Owner)




--------------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.